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EXHIBIT INDEX

Exhibit 10(j):      Letter amendment dated January 9, 1997 to the
                    Marketing Agreement dated October 10, 1991, between Registrant and American Express Ltd.

Exhibit 16(b):      Financial Statement Schedules for IDS
                    Certificate Company.

Exhibit 23:         Consent of Independent Auditors.